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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-204830 on Form S-3 and Registration Statement No. 333-196824 on Form S-8 of Dipexium Pharmaceuticals, Inc. of our report, dated March 22, 2016, on our audits of the financial statements of Dipexium Pharmaceuticals, Inc. as of December 31, 2015 and 2014 and for each of the years in the two-year period ended December 31, 2015, which report is included in the Annual Report on Form 10-K of Dipexium Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ CohnReznick LLP

Roseland, New Jersey
March 22, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM